UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 3, 2020
Date of Report (date of earliest event reported)

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iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership

Chapter 11 Filing

As previously disclosed, on August 5, 2019 (the “Petition Date”), iPic Entertainment Inc. (“iPic” or the “Company”) and certain of its wholly-owned subsidiaries (together with iPic, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and are jointly administered (the “Chapter 11 Cases”), under the caption In re: iPic-Gold Class Entertainment, LLC, et al Case No. 19-11739.

In connection with the Bankruptcy Petitions, on October 17, 2019, the Company conducted, pursuant to bid procedures approved by the Bankruptcy Court, an auction (the “Auction”) under Section 363 of the U.S. Bankruptcy Code relating to the disposition of substantially all of the Debtor’s assets. The bid submitted by iPic Theaters, LLC (the “Purchaser”), an affiliate of the Teachers’ Retirement System of Alabama (“TRSA”) and the Employees’ Retirement System of Alabama (“ERSA”), the Debtor’s largest creditor and a significant stockholder of the Company, was the winning bid (the “Winning Bid”).

As previously disclosed, on November 15, 2019, the Purchaser acquired substantially all of the Debtors’ assets (the “Purchased Assets”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among iPic-Gold Class Entertainment, LLC, iPic Gold Class Holdings LLC, iPic Media LLC, Delray Beach Holdings, LLC, iPic Texas, LLC (collectively, the “Sellers”) and the Purchaser. Consideration for the Purchased Assets consisted of the Debtors receiving an offsetting credit against the balances due under the Debtors’ postpetition financing facility, and the prepetition indebtedness of the Sellers to TRSA and ERSA in an aggregate amount equal to $56 million plus the assumption of certain liabilities and the agreement to fund certain settlement amounts as set forth in the Asset Purchase Agreement and related sale order. The Bankruptcy Court entered an order approving the sale of the Purchased Assets on October 29, 2019 and the sale closed on November 15, 2019.

Dissolution of Debtors

On April 27, 2020, the Debtors filed a Motion For Entry of an Order with the Bankruptcy Court seeking, among other things, dismissal of the Chapter 11 Cases, authorization to abandon certain property and to dissolve the Debtors, and other customary relief (the “Motion”).

On June 3, 2020, the Bankruptcy Court issued an initial order (the “Initial Order”) granting the Motion. Pursuant to the Initial Order, certain representatives of the Debtors are authorized to take all actions reasonably necessary to dissolve or cancel the corporate existence of the Debtors under applicable law. A copy of the Initial Order is annexed hereto as Exhibit 2.1 and is incorporated herein by reference.

In accordance with the Initial Order, the Debtors intend to finalize their affairs and expect to dissolve under applicable law.

There will be no assets available for distribution to the stockholders of the Company and it is expected that the shares of the Company will be cancelled for no value in connection with the dissolution.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Initial Order Granting Debtors’ Motion for Entry of an Order: (i) Implementing Settlement Distribution; (ii) Authorizing Transfer of Certain Litigation to RSA; (iii) Authorizing the Abandonment of Certain Property; Authorizing the Dissolution of the Debtors; (v) Authorizing Debtors to Certify the Estates Have Been Fully Administered and May be Dismissed; and (vi) Granting Related Relief, dated June 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2020	IPIC ENTERTAINMENT INC.

	By:	/s/ William J. Nolan
	Name:	William J. Nolan
	Title:	Chief Restructuring Officer

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